As filed with the Securities and Exchange Commission on October 31, 2016

Registration No. 333-116670

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ChipMOS TECHNOLOGIES (Bermuda) LTD.

(Exact name of issuer as specified in its charter)

Bermuda	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 1, R&D Rd. 1, Hsinchu Science Park

Hsinchu, Taiwan

Republic of China

(Address of Principal Executive Offices)

ChipMOS TECHNOLOGIES (Bermuda) LTD.

AMENDED AND RESTATED SHARE OPTION PLAN 2001

(Full title of the plan)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

ChipMOS TECHNOLOGIES (Bermuda) LTD. (the “Company”) is filing this Post-Effective Amendment No. 2 (the “Post-Effective Amendment”) to Registration Statement on Form S-8 to deregister all unsold securities previously registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 28, 2002, File No. 333-116670 (the “Registration Statement”), with respect to common shares of the Company, par value US$0.04 per share (the “Common Shares”), thereby registered for offer or sale pursuant to the ChipMOS TECHNOLOGIES (Bermuda) LTD. Amended And Restated Share Option Plan 2001. A total of 3,200,000 Common Shares were registered for issuance under the Registration Statement.

On January 21, 2016, the Company and ChipMOS TECHNOLOGIES INC. (“ChipMOS Taiwan”) entered into an agreement and plan of merger (the “Merger Agreement”), which was approved by the shareholders of the Company at the annual general meeting on August 12, 2016. On October 31, 2016, pursuant to the Merger Agreement, the Company was merged with and into ChipMOS Taiwan, with ChipMOS Taiwan continuing as the surviving corporation (the “Merger”).

As a result of the Merger, the Company has terminated all the offerings of its securities pursuant to the Registration Statement. The Company hereby removes from registration, by means of this Post-Effective Amendment, any and all of the securities registered under the Registration Statement which remain unsold as of the date hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. Exhibits

The following documents are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit Number	Document Description

24.1 -	Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hsinchu, Taiwan, Republic of China, on October 31, 2016.

ChipMOS TECHNOLOGIES (Bermuda) LTD.

By:	/s/ Shih-Jye Cheng
Name:	Shih-Jye Cheng
Title:	Chairman and Director / Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the date listed above:

Name	Title

*	Chairman and Director / Chief Executive Officer
Shih-Jye Cheng

*	Chief Financial Officer and Director
Shou-Kang Chen

*	Deputy Chairman and Independent Director
Chin-Shyh Ou

*	Director
Hsing-Ti Tuan

*	Independent Director
Yeong-Her Wang

*	Independent Director
John Yee Woon Seto

*	Director
Chao-Jung Tsai

*	Independent Director
Rong Hsu

*	Independent Director
Antonio R. Alvarez

*	By:	/s/ Shih-Jye Cheng
Shih-Jye Cheng
Attorney-in Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ChipMOS TECHNOLOGIES (Bermuda) LTD., has signed this Registration Statement on October 31, 2016.

ChipMOS U.S.A., INC.

By:	/s/ Shih-Jye Cheng
Name:	Shih-Jye Cheng
Title:	Director

EXHIBIT INDEX

Exhibit Number	Document Description

24.1 -	Power of Attorney, incorporated by reference to Exhibit 24.1 to the Registrant’s Post-Effective Amendment No.1 to Form S-8 Registration Statement (file No.333-116670) filed on September 23, 2016.